EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
Intermountain Community Bancorp
Sandpoint, Idaho
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117265, 333-121266 and 333-132835) of Intermountain Community Bancorp, of our reports dated March 14, 2007, relating to the consolidated financial statements, and the effectiveness of Intermountain Community Bancorp’s internal control over financial reporting, which appear in this Form 10-K.
BDO Seidman, LLP
Spokane, Washington
March 16, 2007